                               PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           HECLA MINING COMPANY
               (Name of Registrant as Specified in Its Charter)

                          MICHAEL B. WHITE, SECRETARY
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per Each Party to the Controversy Pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee Computed on Table Below Per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

  (1)  Title of Each Class of Securities to Which Transaction Applies:

  (2)  Aggregate Number of Securities to Which Transaction Applies:

  (3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed Maximum Aggregate Value of Transaction:

  (5)  Total fee paid:

[   ]  Fee Paid Previously with Preliminary Materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

   (2)    Form, Schedule, or Registration Statement No:

   (3)    Filing Party:

   (4)    Date Filed:

[HECLA LOGO]                                                      March 28, 1996


Dear Shareholder:


      You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the corporate offices, located at 6500 Mineral Drive in Coeur d'Alene, Idaho, on Friday, May 10, 1996, at 10 a.m., Pacific Daylight Time.

      The annual meeting will involve the election of two directors and the selection of auditors for 1996. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement which are enclosed. Your Board of Directors respectfully recommends that you vote to elect the directors nominated and vote to approve the auditors.

      It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy and mail it in the enclosed postage-paid envelope as promptly as possible.

      Thank you for your cooperation.

                              Sincerely,


                              /s/  Arthur Brown
                              ------------------------------
                              Arthur Brown
                              Chairman, President and
                              Chief Executive Officer

                              HECLA MINING COMPANY
                               6500 MINERAL DRIVE
                         COEUR D'ALENE, IDAHO 83814-8788

                                _________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 10, 1996


To the Shareholders of
HECLA MINING COMPANY:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at the corporate offices located at 6500 Mineral Drive in the City of Coeur d'Alene, State of Idaho, on Friday, May 10, 1996, at 10 a.m., Pacific Daylight Time, for the following purposes:

            (1) To elect two members of the Board of Directors of the Corporation to serve for three-year terms or until their respective successors are elected and have qualified;

            (2)   To  consider  and  vote  upon  the  selection  of  Coopers   &
      Lybrand L.L.P. as independent auditors of the Corporation for the fiscal year ending December 31, 1996; and

            (3) To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      The close of business on March 18, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. The stock transfer books of the Corporation will not be closed.

                                    By Order of the Board of Directors
                                    MICHAEL B. WHITE
                                    Secretary

March 28, 1996
______________________________________________________________________________

      Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy and mail it at once in the enclosed enve-lope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.
______________________________________________________________________________

                              HECLA MINING COMPANY
                               6500 MINERAL DRIVE
                         COEUR D'ALENE, IDAHO 83814-8788
                                 (208) 769-4100
                                 _______________

                          P R O X Y   S T A T E M E N T
                                   RELATING TO
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1996
                                 _______________

                                  INTRODUCTION

      This Proxy Statement is being furnished by the Board of Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 10, 1996, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to shareholders on or about March 28, 1996.

                           PURPOSES OF ANNUAL MEETING
ELECTION OF DIRECTORS

      At the Annual Meeting, shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and to take action on the election of two directors to the Corporation's Board of Directors, each to serve for a three-year term. See "Election of Directors."

SELECTION OF INDEPENDENT AUDITORS

      At the Annual Meeting, shareholders also will be asked to consider and to take action on the selection of Coopers & Lybrand L.L.P. as independent auditors of the Corporation for the fiscal year ending December 31, 1996. See "Approval of Auditors."

                           VOTING AT ANNUAL MEETING
GENERAL

      The Board of Directors of the Corporation has fixed the close of business on March 18, 1996, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 51,147,544 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvotes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares present at the meeting, provided a quorum is present. Any shares which are not voted (whether by abstentions, broker nonvotes or otherwise) will not count toward the required total and will have the same effect as shares voted against such approval.

PROXIES

      Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted:
(1) FOR the election of each of the two nominees for election as directors; (2) FOR the approval of the selection of independent auditors; and (3) in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy.

      The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

                           ELECTION OF DIRECTORS

      In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each of such classes expire at different times. The term of Messrs. Leland O. Erdahl and W. A. Griffith will expire at the Annual Meeting of Shareholders in 1996. Mr. Griffith will not stand for reelection to the Board due to his retirement from the Board upon expiration of his current term in accordance with the Corporation's By-Laws. Mr. Erdahl and Mr. Thomas J. O'Neil have been designated by the Board of Directors of the Corporation as nominees for election as directors of the Corporation each for a three-year term expiring in 1999. The terms of Messrs. Arthur Brown, John E. Clute and Joe Coors Jr., will expire in 1997. Mr. Ted Crumley was elected by the Board of Directors at its regular meeting held November 9, 1995, to fill a vacancy created by the decision of Mr. Richard Stoehr not to stand for reelection to the Board in May 1995. The terms of Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordonez C. will expire in 1998.

      It is intended that the proxies solicited hereby will be voted FOR elec-tion of the nominees for director listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees.

NOMINEES

      The nominees for director for terms which will expire in 1999 are as follows:

                                                                     Year First
                                                         Age at       Became
Principal Occupation and Other Directorships          May 10, 1996   Director
--------------------------------------------          ------------  -----------

LELAND O. ERDAHL.  Consultant from November 1984
to July 1987 and from January 1992 to 1995;
President of Stolar, Inc. (geologic imaging and
radio communications) from July 1987 to January
1992; President of Albuquerque Uranium Corporation
from November 1987 to 1992; President and Chief
Executive Officer of Ranchers Exploration and
Development Corporation ("Ranchers") from July 1983
to July 1984; held various positions as an officer
of Ranchers since 1970; Trustee, John Hancock Mutual
Funds; Director, Canyon Resources Corporation;
Director, Freeport McMoRan Copper & Gold Inc.;
Director, Original Sixteen to One Mine, Inc.;
Director, Santa Fe Ingredients Co. Inc.; Director,
Santa Fe Ingredients Co. of California, Inc.;
Director, Uranium Resources Inc. . . . . . . . . . . .  . 67          1984

THOMAS J. O'NEIL.  Executive Vice President -
Operations, Cleveland-Cliffs Inc., since
October 1995; employed by Cleveland-Cliffs Inc.
as an officer since November 1991; employed
as an officer of certain operating subsidiaries
of Cyprus Minerals Corporation from October 1987
through November 1991; Director and Chairman,
Lake Superior and Ishpeming Railroad (subsidiary
of Cleveland-Cliffs Inc.) . . . . . . . . . . . . . . . . 56          ------


REMAINING DIRECTORS

      The remaining directors whose present terms of office will continue after the meeting and will expire in 1997 are as follows:

                                                                     Year First
                                                         Age at       Became
Principal Occupation and Other Directorships          May 10, 1996   Director
--------------------------------------------          ------------  -----------
ARTHUR BROWN.  Chairman of the Board of Directors
of the Corporation since June 1987; also, Chief
Executive Officer of the Corporation since May 1987;
President of the Corporation since May 1986; Chief
Operating Officer of the Corporation from May 1986
to May 1987; Executive Vice President of the
Corporation from May 1985 to May 1986; held various
positions as an officer of the Corporation since 1980;
employed by the Corporation since 1967; Director,
Idaho Independent Bank; Director, American Colloid
Company (an American industrial minerals company);
Director, CalMat Co. (a construction materials supply
company); Director, Southern Africa Minerals
Corporation (a Canadian mining company) . . . . . . . . . 55          1983

JOHN E. CLUTE.  Dean, Gonzaga University School of
Law since August 1991; Senior Vice President, Human
Resources and General Counsel of Boise Cascade
Corporation (manufacturer of paper and forest products),
1982 to 1991; employed by Boise Cascade Corporation in
various other capacities commencing March 1965; Director,
The Jundt Growth Fund, Inc., and Jundt Funds, Inc. . . .  61          1981

JOE COORS JR.  Chairman of the Board, Coors Ceramics
Company since 1985; Chairman, Air Force Memorial
Foundation; President and Director, ACX Technologies,
Inc.; Trustee, Colorado School of Mines . . . . . . . . . 54          1990

      The remaining directors whose present terms of office will continue after the meeting and will expire in 1998 are as follows:

                                                                     Year First
                                                         Age at       Became
Principal Occupation and Other Directorships          May 10, 1996   Director
--------------------------------------------          ------------  -----------
CHARLES L. McALPINE.  President of Arimathaea
Resources Inc. (Canadian gold exploration company)
from December 1982 to June 1992; former President
of Jerome Gold Mines Corporation (Canadian gold
exploration company); President of Campbell
Chibougamau Mines Ltd. (Canadian copper-gold
mining company) from 1969 to 1979;  Director, First
Tiffany Resource Corporation and Holmer Gold
Mines Limited; Director, Goldstake Explorations Inc.;
Director, SRS Capital Corp. . . . . . . . . . . . . . . . 62          1989

JORGE E. ORDONEZ C.  Director, Altos Hornos de
Mexico, S.A. de C.V.; Managing Director, Minera
Carbonifera Rio Escondido, S.A. de C.V.; Managing
Director, Grupo Acerero del Norte, S.A. de C.V.;
President, Minera Montoro S.A. de C.V.; President
and Chief Executive Officer, Ordonez Profesional S.C. . . 56          1994

TED CRUMLEY.  Senior Vice President and Chief
Financial Officer of Boise Cascade Corporation
(manufacturer of paper and forest products), 1994 to
present; Vice President and Controller of Boise
Cascade Corporation, 1990 to 1994; Director, Boise
Cascade Office Products Corporation .  . . . . . . . . .  51          1995


                CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

      The Board of Directors met four times during 1995 and each director, except Mr. Crumley who was appointed to the board in November 1995, attended all of such meetings. The standing committees of the Board of Directors are the Executive, Audit, Compensation, Directors Nominating and Finance committees. All such committees, except Finance, met during 1995; each director attended 100% of such meetings of the committees on which he served.

      The Executive Committee, the members of which are Messrs. Brown (Chair-man), Clute, Erdahl and Griffith, met once in 1995. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

      The Audit Committee, the members of which are Messrs. Erdahl (Chairman), McAlpine and Ordonez, met twice in 1995. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, to review the Corporation's system of internal accounting controls, and to report to the Board of Directors thereon.

      The Compensation Committee, the members of which are Messrs. Clute (Chairman), Coors, Erdahl and Griffith, met three times in 1995. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the compensation of executive officers of the Corporation and to administer the Corporation's stock-based plans.

      The Directors Nominating Committee, the members of which are Messrs. Griffith (Chairman), Clute and Erdahl, met twice in 1995. The Directors Nominating Committee reviews and recommends to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders and nominees to fill vacancies on the Board of Directors. The Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors, which recommendations are submitted in writing to the Secretary of the Corporation and include a statement as to the qualifications and willingness of such persons to serve on the Corporation's Board of Directors.

      The Finance Committee, the members of which are Messrs. Coors (Chairman), Crumley, McAlpine and Ordonez, did not meet in 1995. The principal functions of the Finance Committee are to develop and set the Corporation's long-term invest-ment policies and to review the performance of the investment manager of the Corporation's Pension Trusts.

                           COMPENSATION OF DIRECTORS

      The Corporation compensates directors who are not employees of the Corporation for their services in the amount of $1,000 for each directors' meeting attended, a retainer fee of $2,000 per calendar quarter and $800 for attending any meeting of any Committee of the Board.

      In August 1994, the Corporation adopted a new Deferred Compensation Plan for directors which commenced January 1, 1995 (the "1994 Plan"). The prior plans were terminated and all amounts deferred thereunder were rolled over into the 1994 Plan. The 1994 Plan provides that all directors fees and retainers may be deferred; interest is to be credited monthly on all deferred accounts at 1.23 times the Moody's long-term bond rate; distributions may be made at the election of the director on a lump-sum, annual or monthly basis; distributions for unforeseeable financial emergencies are permitted before and after retirement; and a grantor trust is established to receive distributions from the Corporation to provide for the obligations of the Corporation pursuant to the 1994 Plan. Interest accrued in 1995 for the accounts of directors, under the 1994 Plan, amounted to an aggregate of $8,775.

      In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995, and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, each nonemployee director is credited with 1,000 shares of the Common Stock on May 30 of each year. Nonemployee directors joining the Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; or (iv) a Change in Control of the Corporation (as defined). Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The shares of Common Stock credited to nonemployee directors pursuant to the Directors Stock Plan may not be sold until at least six months following the date they are credited. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 120,000. Each nonemployee director of the Corporation was credited with 1,000 shares of Common Stock on May 30, 1995, except Mr.
Crumley, who became a Director on November 9, 1995, and was credited with 539 shares.


                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overall Policy
--------------

      Compensation  of  the   Corporation's  executive  officers  rests  in  the
discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee is currently comprised of four nonemployee directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and returns to shareholders. The overall objectives of the Corporation's executive compensation package are to attract and to retain the best possible executive talent, to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy, to provide an identity between executive and shareholder interests through stock-based plans, and finally to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

      The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met three times in 1995 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's most direct competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's most direct competitors for executive talent are not necessarily limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the selected peer groups identified in the Performance Graph shown on page . The Compensation Committee's periodic review permits an ongoing evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies.

      The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer and all Vice Presidents, including the individuals whose compensation is detailed in this proxy statement. In reviewing individual performance of executives whose compensation is detailed in this proxy statement, the Compensation Committee takes into account the views of Mr. Brown, the Corporation's Chief Executive Officer.

      The key elements of the Corporation's executive compensation consist of base salary, annual cash performance payments, and stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Brown, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. While the Committee takes into consideration all of the performance and other factors set forth below in setting base salaries, the Committee's deliberations for setting base salaries are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation has also adopted a performance payment plan (described below) utilizing a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary.

      The Committee has analyzed the potential impact on the Company's executive compensation program of new Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallows deductions for compensation in excess of $1 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that none of the compensation payable pursuant to the program as now in effect will be non-deductible as a result of Section 162(m).

Base Salaries
-------------

      Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies both in the respective peer groups and more broadly.

      Annual salary adjustments which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in market share, productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on business efficiency because certain sectors of the Corporation's businesses do not control the prices at which their products are sold. Base salaries for all executive officers, including those named in the Summary Compensation Table, were increased commencing June 1, 1995, based upon the considerations described above.

      With respect to the increase in base salary granted to Mr. Brown in 1995, the Compensation Committee took into account a comparison of base salaries of chief executive officers of the 1995 peer group companies, the Corporation's success in meeting its return on equity goals in 1994, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Brown's individual performance. The Compensation Committee also took into account the longevity of Mr. Brown's service to the Corporation and its belief that Mr. Brown is an excellent representative of the Corporation to the public by virtue of his stature in the community and the industry.

Annual Performance Payment
--------------------------

      In August 1994, the Corporation adopted a formal short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (eight in 1995) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 1995 and generally described below. The plan formula for 1995 contains an overall corporate performance element, a departmental performance element, and an individual performance element. Each of these elements was assigned a percentage weight described below, such that all elements combined total 100%. For 1995, corporate performance, for all executives other than Mr. Brown, was assigned a 50% weight, departmental performance was assigned a 40% weight, and individual performance was assigned a 10% weight. Mr. Brown's performance payment was tied 100% to corporate performance. The Compensation Committee, based upon recommendations from the Corporation's senior management, established targeted performance goals in key areas called "key success factors" for the Corporation element. For 1995, the key success factors and measures for the Corporation included gold, silver and industrial minerals production (50%), cash flow before capital expenditures (20%), gold and silver reserves (20%) and relative share price (10%). Departmental factors may vary for each department, but include such factors as cost management, internal customer service and production goals for metal and industrial mineral operating divisions. Payments under the plan are determined by the application of a performance formula to these key success factors. At the first quarterly Board meeting after the end of each year, actual performance results are compared against the targeted performance goals as a percentage of targeted goals for the various key success factors. Actual performance must reach at least 90% of the targeted goals to be included in the performance formula. The key success factors and the percentage weights assigned to each of the elements may be varied from year to year at the discretion of the Compensation Committee. The corporate and departmental performance elements are tied to a formula, while the individual performance element is discretionary and not based upon any specific formula. Individual performance payments for all eligible executives other than the Chief Executive Officer are based in significant part upon the recommendations of the Chief Executive Officer. The Compensation Committee reviews and approves individual performance payments for all eligible executives.

      The plan provides that no performance payments may be awarded based upon any of the corporate key success factors if the Corporation does not achieve a net profit before taxes and preferred dividends. However, payments derived from the departmental and individual performance elements may nevertheless be available pursuant to the plan.

      Although certain of the targeted corporate success factors goals were attained for 1995, since the Corporation did not achieve a net profit before taxes and preferred dividends in 1995, no performance payments were granted in 1995 to any executive with respect to corporate performance. Since Mr. Brown was only eligible for a corporate performance payment in 1995, he received no performance payment. Payments for all executives other than Mr. Brown were awarded in 1995 on the basis of departmental and individual performance. For the named executives the amounts are set forth in the Summary Compensation Table under Annual Compensation - Bonus.

Stock-Based Grants
------------------

      The Corporation currently has two stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees and are intended to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's business and increases in shareholder value.
      The 1987 Nonstatutory Stock Option Plan was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee sets the size of the stock option grants based on factors, including competitive compensation data similar to those used to determine base salaries. The Compensation
Committee can elect not to award options. The plan expires in 1997 and presently only 6,748 shares remain available for option grants under the 1987 plan. All options granted under the 1987 plan have been granted at the fair market value of the stock on the date of the grant.

      In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The plan is administered by the Compensation Committee of the Board of Directors. The plan provides for the grant of stock options, stock appreciation rights, restricted stock and performance units to eligible officers and key employees of the Corporation. Stock options under the plan are required to be granted at 100% of the market value of the stock on the date of the grant. The term of such options are determined by the Compensation Committee but may not be longer than ten years from the date of grant. The Compensation Committee elected not to award any stock-based grants during 1995 pursuant to the 1995 Stock Incentive Plan.

      In 1995, Mr. Brown was granted options to purchase 15,000 shares of Common Stock under the 1987 Nonstatutory Stock Option Plan at an exercise price of $9.375, which price was the fair market value of the stock on the date of grant. Mr. Brown owns 17,962 shares of Common Stock and holds options to purchase an additional 108,000 shares under the 1987 Plan. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management and took this into account in granting additional options to Mr. Brown. No awards to any other officers or employees were made during 1995 pursuant to the 1987 Nonstatutory Stock Option Plan.

Conclusion
----------

      The Corporation's executive compensation is linked to individual, departmental and corporate performance and stock price appreciation. In 1995, as in previous years, a significant portion of the Corporation's executive compensation consisted of these performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, particularly in the long-depressed price periods for a large portion of the Corporation's products, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 15, 1996                                        John E. Clute, Chairman
                                                                   Joe Coors Jr.
                                                                Leland O. Erdahl
                                                             William A. Griffith

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
                         HECLA MINING COMPANY, S&P 500,
                         S&P GOLD MINING AND PEER GROUPS


   Atlas Corporation and Sunshine Mining Company were deleted from the 1996 peer group index and replaced with Amax Gold Inc. and Hemlo Gold Mines Inc., to obtain a better correlation between the market capitalization of the companies in the 1996 Peer Group and that of the Corporation.

   [GRAPH 1]


   1. The total return for each of the Corporation, the two Peer Groups, S&P 500 and the S&P Gold Index assumes that $100 was invested on December 31, 1990, and the reinvestment of dividends on a quarterly basis.
   2. 1995 Peer Group: Atlas Corporation, Battle Mountain Gold Company, Coeur d'Alene Mines Corporation, Echo Bay Mines Ltd., Homestake Mining Company, Pegasus Gold Inc. and Sunshine Mining Company.
   3. 1996 Peer Group: Amax Gold Inc., Battle Mountain Gold Company, Coeur d'Alene Mines Corporation, Echo Bay Mines Ltd., Hemlo Gold Mines Inc., Homestake Mining Company and Pegasus Gold Inc.



                       1990     1991      1992    1993      1994     1995
S&P 500 Index         100.00   130.34    140.25   154.32   156.42   214.99
S&P Gold Index        100.00    81.21     75.82   138.84   112.16   126.21
1995 Peer Group       100.00    87.48     63.65   132.75   104.56    96.65
1996 Peer Group       100.00    86.60     63.78   115.48    95.31    91.50
Hecla Mining Company  100.00   129.41     91.18   136.76   119.12    80.88


                             EXECUTIVE COMPENSATION

COMPENSATION FOR 1995

      The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 1993, 1994 and 1995, paid or accrued for (i) the Chief Executive Officer of the Corporation and (ii) the four most highly paid executive officers of the Corporation.

                          SUMMARY COMPENSATION TABLE(1)

                                      Annual                  Long-
                                   Compensation(2)   Other     Term
                                                     Annual   Compen-
  Name and Principal                                 Compen-  sation
        Position           Year                      sation(3) Awards
                                  ----------------  --------- -------

                                   Salary Bonus(4)                  Options

Arthur Brown: Chairman,    1995    $380,625 $  -0-   $44,146  15,000
 President & Chief         1994    $350,000 $  -0-   $20,062  11,000
 Executive Officer         1993    $320,000 $40,000  $93,908    -0-

Ralph R. Noyes:            1995    $201,000 $  -0-   $11,030    -0-
 Vice President - Metal    1994    $177,917 $ 7,500  $ 4,771   9,500
 Mining(5)                 1993    $163,334 $20,000  $26,062    -0-

J. Gary Childress:         1995    $178,667 $18,700  $17,946    -0-
 Vice President -          1994    $157,917 $34,552  $51,544   9,500
 Industrial Minerals(6)    1993       --       --       --       --

Michael B. White:          1995    $149,917 $18,600  $ 8,999    -0-
 Vice President -          1994    $135,834 $ 8,000  $ 5,886   6,500
 General Counsel &         1993    $124,167 $10,000  $12,744    -0-
 Secretary

John P. Stilwell:          1995    $139,583 $31,300  $ 6,262    -0-
 Vice President -          1994    $116,667 $  -0-   $ 2,923   6,500
 Treasurer                 1993    $ 97,293 $10,000  $ 1,452    -0-

  1. Information for deleted columns is not required, because no compensation was paid by the Corporation that would require disclosure under any such deleted column.
  2. The annual compensation set forth in the table is based upon salaries of the chief executive officer and other named executives established in May of each year for 12-month periods from June 1 to May 31. This table reflects compensation paid to or earned by the executive officers during the fiscal year ending December 31 of each year.

  3. "Other Annual Compensation" for the last fiscal year includes the following for Messrs. Brown, Noyes, Childress, White and Stilwell: (i) matching contributions under the Corporation's Deferred Compensation Plan of $7,789, $3,551, $2,434, $2,811 and $2,247 for each named executive, respectively; (ii) the above market portion of interest accrued under the Corporation's Deferred Compensation Plan of $31,656, $2,205, $827, $1,837 and $763 on behalf of each named executive, respectively; (iii) matching contributions under the Corporation's Capital Accumulation Plan of $1,875, $1,875, $1,875 $1,689 and $1,600
       for each named executive, respectively; (iv) the dollar value benefit of premium payments for term life insurance coverage of $1,539, $-0-, $357, $214 and $179 for each named executive, respectively; (v) the dollar value of use of automobiles owned by the Corporation of $402, $2,649, $438, $1,598 and $1,473 for each named executive, respectively; (vi) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown, $885; Mr. Noyes, $750; and Mr. White, $850; and (vii) imputed interest of $8,790 on a loan to Mr. Childress.
  4. For 1995, amounts shown represent performance payments pursuant to the Corporation's Performance Payment Plan, described in the narrative Report of the Compensation Committee above. 1995 Performance Payments were delivered on March 1, 1996.
  5.   Mr. Noyes resigned from this position effective January 1, 1996.
  6.   Mr. Childress commenced employment in this position in February 1995.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                              Potential Realizable
                                                                Value at Assumed
                                                              Annual Rate of Stock
                                                               Price Appreciation
                        Individual Grants                       for Option Term(2)

                                % of
                                Total
                               Options
                               Granted
                                 to         Exercise
                               Employees    or Base
                    Options    in Fiscal    Price:      Expiration
  Name              Granted      Year       $/Share      Date       5%        10%
  ------------------------------------------------------------------------------------
Arthur Brown        15,000     100.0%         $9.375      2/10/95   $88,442   $224,123
Ralph R. Noyes         -0-       0.0%           N/A         N/A     $   -0-   $    -0-
J. Gary Childress      -0-       0.0%           N/A         N/A     $   -0-   $    -0-
Michael B. White       -0-       0.0%           N/A         N/A     $   -0-   $    -0-
John P. Stilwell       -0-       0.0%           N/A         N/A     $   -0-   $    -0-


1. All options granted were coupled with a Tax Offset bonus which, upon exercise, would approximately equal the federal and state income taxes incurred in exercising the options. All options were first exercisable on August 10, 1995, and were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.
2. The Potential Realizable Value shown in the table represents the maximum gain if held for the full ten-year term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES(1)

  The following table shows information concerning the exercise of stock options during fiscal year 1995 by each of the named executive officers and the fiscal year-end value of unexercised options.

                     Shares
                    Acquired                  Number of          Value of
                       on         Value       Unexercised     Unexercised In-
                    Exercise     Realized     Options at      the-Money-Options
  Name                (#)          ($)        FY-End (#)         at FY-End
-------------------------------------------------------------------------------
Arthur Brown            -0-         -0-         108,000             -0-
Ralph R. Noyes          -0-         -0-          38,000             -0-
J. Gary Childress       -0-         -0-           9,500             -0-
Michael B. White        -0-         -0-          15,000             -0-
John P. Stilwell        -0-         -0-          13,000             -0-

  1. The Corporation's 1987 Nonstatutory Stock Option Plan (the "1987 Plan"), adopted by the Board of Directors on February 13, 1987, and approved by the shareholders of the Corporation at the 1987 Annual Meeting of Shareholders, provides for the grant, from time to time, to officers and key employees of the Corporation or its subsidiaries, of nonstatutory stock options to purchase up to an aggregate of 500,000 shares of Common Stock. The 1987 Plan also provides that the Board may grant tandem stock appreciation rights and/or tax offset bonuses with any such nonstatutory stock option. All nonstatutory stock options granted under the 1987 Plan to date have been granted with tax offset bonuses.
       Pursuant to the terms of the 1987 Plan, the exercise price per share of all nonstatutory stock options shall not be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant of such options. All options granted under the 1987 Plan have been granted at the fair market value of the Common Stock on the date of grant. Options are exercisable beginning six (6) months after the date of the grant.

RETIREMENT PLAN

  The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 1995. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended, (the "Acts") and the loss, if any, due to a deferral of salary made under the Corporation's Deferred Compensation Plan for Officers and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Plan to any employee is $120,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1 1/2% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gainsharing programs, contract miner's bonus pay, and the equivalent."

  The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 1996 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 1996:


  Final Average                          Years of Credited Service
  Annual Earnings       5        10        15        20        25        30
------------------------------------------------------------------------------
      75,000         4,936     9,871    14,807    19,742    24,678    29,614
     100,000         6,811    13,621    20,432    27,242    34,053    40,864
     125,000         8,686    17,371    26,057    34,742    43,428    52,114
     150,000        10,560    21,119    31,679    42,238    52,798    63,358
     175,000        12,436    24,871    37,309    49,724    62,178    74,614
     200,000        14,311    28,621    42,932    57,242    71,553    85,864
     225,000        16,186    32,371    48,557    64,742    80,928    97,114
     250,000        18,061    36,121    54,182    72,242    90,303   108,364
     275,000        19,936    39,871    59,807    79,742    99,678   119,614
     300,000        21,811    43,621    65,432    87,242   109,053   130,864
     325,000        23,686    47,371    71,057    94,742   118,428   142,114
     350,000        25,561    51,121    76,682   102,242   127,803   153,364
     375,000        27,436    54,871    82,307   109,742   137,178   164,614
     400,000        29,311    58,621    87,932   117,242   146,553   175,864

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1995, the following executive officers have completed the indicated number of full years of credited service: A. Brown, 28 years; J. G. Childress, 9 years; R. R. Noyes, 19 years;
J. P Stilwell, 10 years; and M. B. White, 15 years.

EMPLOYMENT  AGREEMENTS,   TERMINATION  OF   EMPLOYMENT  ARRANGEMENT   AND  OTHER
MANAGEMENT ARRANGEMENTS

     The Corporation has entered into employment agreements (collectively, the "Agreements") with Messrs. Booth, Brown, Childress, Heatherly, Langstaff,

Stilwell  and  White   (collectively,  the  "Executives"  and  individually,  an
"Executive"). Mr. Heatherly's retirement terminated his Agreement as of February 1, 1996. Mr. Noyes resigned from the Corporation effective January 1, 1996, terminating his Agreement as of that date.

     The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements are automatically renewed for an additional year in November of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the Board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation for the remaining term of his employment, payable in a lump sum, a defined amount generally equivalent to his then annual base salary rate. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs) and pay him the full retirement benefits to which he would have been entitled had his employment not been terminated. An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 1995, the named executive officers would be entitled to the following estimated cash payments pursuant to the Agreements:
Mr.  Brown, $2,026,150;  Mr. Childress,  $486,150; Mr.  White $402,357;  and Mr.
Stilwell, $392,909. The named executive officers would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements.

     Pursuant to a  severance arrangement between the Corporation and  Mr. Ralph
R. Noyes, who resigned at January 1, 1996, Mr. Noyes' base salary, life and medical insurance coverages and certain other noncash benefits will be paid through December 1996. Mr. J. Gary Childress, Vice President - Industrial Minerals, relocated to the Coeur d'Alene, Idaho, headquarters from the Mayfield, Kentucky, headquarters of Kentucky-Tennessee Clay Company in February 1994. The Corporation offset the substantial differential in housing costs between the two locations by loaning Mr. Childress $150,000 at an interest rate of 5.86%, which is currently outstanding and which is secured by a mortgage on his Idaho residence.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee include Mr. William A. Griffith, who retired from the Corporation in 1987 as Chairman and Chief Executive Officer of the Corporation. Mr. Griffith will retire as a director after the Corporation's 1996 Annual Meeting of Shareholders.

                               SECURITY OWNERSHIP

     The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each director of the Corporation and by all directors and officers as a group, as of February 16, 1996. On that date, all of such persons together beneficially owned an aggregate of less than 1% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors and officers have sole voting and investment power with respect to the shares beneficially owned by them. To the Corporation's knowledge, no person or entity owned more than 5% of the Corporation's Common Stock as of February 16, 1996.

                                                       Number of Shares
                                                        of Common Stock
                      Named Executive Officer,           and Nature of
                        Director or Nominee          Beneficial Ownership
               ----------------------------------------------------------
               Arthur Brown.........................          125,962 (1)
               William B. Booth.....................           10,570 (1)
               J. Gary Childress ...................            9,500 (1)
               John E. Clute........................            1,300 (3)
               Joe Coors Jr. .......................            1,000 (3)
               Ted Crumley .........................              539 (3)
               Leland O. Erdahl.....................           32,575 (1)
               William A. Griffith..................            2,006 (3)
               Joseph T. Heatherly..................            9,500 (1)
               Jon T. Langstaff ....................           13,500 (1)
               Charles L. McAlpine..................            3,000 (3)
               Ralph R. Noyes.......................           39,000 (1)
               Jorge E. Ordonez C. .................            1,000 (3)
               John P. Stilwell.....................           13,105 (1)
               Michael B. White.....................           15,618 (1)
               All directors and executive officers
               as a group (15 persons) .............          278,175 (2)

               1. Includes the following number of shares of Common Stock issuable upon the exercise by the following individuals of currently exercisable options: Mr. Brown, 108,000;
                    Mr. Booth, 10,000; Mr. Childress, 9,500; Mr. Heatherly, 8,500; Mr. Langstaff, 13,500; Mr. Noyes, 38,000; Mr.
                    Stilwell, 13,000; and Mr. White, 15,000.
               2. Includes 215,500 shares issuable upon the exercise of currently exercisable options.
               3. Includes 1,000 shares credited to each nonemployee director, except in the case of Mr. Crumley, who was credited with 539 shares, all of which are held in trust pursuant to the Corporation's Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See Compensation of Directors.

                              APPROVAL OF AUDITORS

     Coopers & Lybrand L.L.P., independent public accountants, have been selected by the Board of Directors as independent auditors for the Corporation for the fiscal year ending December 31, 1996, subject to approval by the shareholders. Coopers & Lybrand L.L.P., or its predecessor firm, has served as independent auditors for the Corporation since 1964. This firm is experienced in the field of mining accounting and is well qualified to act in the capacity of auditors. The selection of this firm was recommended to the Board of Directors by its Audit Committee, composed of Messrs. Erdahl, McAlpine and Ordonez, none of whom is an officer or employee of the Corporation. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement if he so desires and to be available to respond to questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT AUDITORS FOR 1996.

                     PROVISIONS OF THE CORPORATION'S BY-LAWS
              WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
                            FOR ELECTION AS DIRECTORS

     The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting. For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting; PROVIDED HOWEVER, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 1997 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than November 21, 1996, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation.

                                  ANNUAL REPORT

     The Corporation's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1995 (the "Annual Report"), is being mailed to shareholders with this Proxy Statement. In addition, a shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K"), without cost, upon written request to the Secretary of the Corporation. The Annual Report and the Form 10-K are not part of the proxy solicitation materials for the Annual Meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the Proxies will be voted thereon in the discretion of the persons acting thereunder.

                                        By Order of the Board of Directors
                                        Michael B. White
                                        Secretary
March 28, 1996


PROXY SOLICITED ON BEHALF OF                 HECLA MINING COMPANY                   ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS                        6500 Mineral Drive                               May 10, 1996
                                           Coeur d'Alene, Idaho 83814-8788


                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
                                        FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSAL 2.

              The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL  B. WHITE, and each of them, proxies of the undersigned,  with full power of substitution, to attend the Corporation's Annual Meeting of

Shareholders on May 10, 1996, and  any adjournments or postponements thereof,  and there  to vote the undersigned's shares on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.


1.  ELECTION OF DIRECTORS    /  / FOR all nominees listed below             /  / WITHHOLD AUTHORITY
                             /  / (except as marked to the contrary below)  /  / to vote for all nominees listed below

                       Leland O. Erdahl                                        Thomas J. O'Neil

   (INSTRUCTION:  To withhold authority to vote for any individual nominee, put a line through that nominee's name.)

2. PROPOSAL to  approve the selection of  Coopers & Lybrand L.L.P.  as the independent auditors  of the Corporation for the fiscal year ending December 31, 1996.

                  /  /                         /  /                         /  /
                         /  / FOR                         /  / AGAINST               /  / ABSTAIN


3. In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.



              This proxy will  be voted as specified.   If no specification is made,  this Proxy will be voted FOR  the election of the two nominees for Directors and FOR the adoption of Proposals 2 and 3.

DATE                                 , 1996                           Signature
     --------------------------------                                          ----------------------------------

Please mark, sign, date and promptly return the
proxy card using the enclosed envelope.                               Signature
                                                                               ----------------------------------

                                                                               The proxy  must be signed  exactly as  your

                                                                               name  or names   appear   on   this   card.

                                                                               Executors,    administrators,     trustees,

                                                                               partners, etc.  should give  full title  as

                                                                               such.   If  the  signer is  a  corporation,

                                                                               please  sign  full  corporate  name by duly

                                                                               authorized officer(s),  who  should specify

                                                                               the title(s) of such officer(s).
